Exhibit 99.1

Letter of Resignation

To Board of Directors, Sino Clean Energy Co., Ltd.:

Dear Members of the Board,

Sino Clean Energy Co., Ltd. has now developed into a leading position in CWS industry and, with its expansion, the company has enormous prospect in this space.  It has been my great honor to have served as the company's independent director.  However, due to health reasons, I feel that I will not be able to continue to serve in this capacity and hereby tender my resignation from the independent directorship.  I feel deeply sorry for any inconvenience that this will cause to the company but I hope that the board will approve my resignation.

I am very appreciative of having had the opportunity to work with such an outstanding team and would like to express my gratitude for all the support and encouragement that I have received during the course of our working together.  I am willing in my spare time to continue to contribute my efforts to this team.  Thank you!

Yours sincerely,

/s/ Zidong Cao

Zidong Cao

March 7, 2011